Exhibit 99.1

Essex Rental Corp. President and CEO Ronald Schad to Step Down

Board of Directors to Begin Search for Successor

BUFFALO GROVE, IL -- (BUSINESS WIRE) -- Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced that President and Chief Executive Officer Ronald Schad has elected to resign. Mr. Schad will remain as CEO until a replacement is appointed. Working with an executive recruiting firm, the Board of Directors will conduct a comprehensive search for Mr. Schad's replacement, including an assessment of internal and external candidates. Mr. Schad will continue to serve on Essex's Board of Directors and will remain a significant stockholder of Essex.

Mr. Schad joined Essex in 2000 and has served as the CEO for over 13 years. During Mr. Schad's tenure, Essex has grown significantly, expanding both its market position and product offerings in the North American construction industry. Mr. Schad commented, "I am pleased with the accomplishments of Essex Rental Corp. I am especially proud to have worked with our dedicated employees who are focused on serving our customers and building value for our shareholders. As a public company with a tremendous foundation of people and assets, we are uniquely positioned to grow our company's offering to our customers. It is with this in mind that I have decided it is an opportune time for me to consider my next steps and professional future. I see great upside for this company, and believe that the time is right for a new CEO to build upon the strategies we have developed to drive our growth opportunities."

Laurence Levy, Chairman of the Board of Directors of Essex Rental Corp. added, "The Board of Directors thanks Ron for his service and dedication and we look forward to working with him in the coming months to identify a new leader for the company."

About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek," the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

Exhibit 99.1

CONTACT:

Essex Rental Corp.

Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
or
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexcrane.com